Exhibit 10.4                                       -1-


                             AGREEMENT OF EMPLOYMENT

     AGREEMENT made this first day of April, 2003 by and between Manchester Technologies, Inc., a domestic Corporation maintaining its principal place of business at 160 Oser Avenue, Hauppauge, New York, 11788 [hereinafter known as the "Employer"], Robert Sbarra, residing at 70 Shelley Drive, Bethpage, New York 11714 [hereinafter known as the "Employee"]. Whereas, the Employer and the Employee are mutually desirous of establishing the Employer/Employee relationship and are desirous of more particularly defining their rights and obligations each to the other.

     Now, Therefore, in consideration of the mutual covenants and conditions contained herein, and of the sum of Ten and 00/100 [$10.00] Dollars, to each in hand paid by the other, it is agreed as follows:

1.       Employment.

     The Employer hereby hires the Employee to perform such services as hereinafter set forth in Paragraph "2.", and the Employee does hereby accept such employment and agrees to perform the duties required of him to the best of his ability.

2.       Duties.

     The duties of the Employee for the Employer, pursuant to the within Agreement, shall consist of the following: Vice President - Sales and Marketing.

     [a] In addition to the foregoing duties, the Employee shall do such other work as may be required of him from time to time by the Employer, on, under and subject to the instructions, directions and control of the Employer. It is specifically understood and agreed that no additional compensation shall be paid to the Employee in the event of such change or amendment of the duties to be performed by the Employee.

3. Place of Employment.
     At the commencement of this Contract, the Employee shall perform his duties at such place or places as may be directed by the Employer, and as required for the fulfillment of his duties hereunder; Provided, However, the Employee acknowledges that his duties may require that he engage in a reasonable amount of travel to the locations of customers, suppliers, trade shows and the like.

4.       Term.

     The Employer hereby engages the Employee to perform the duties as set forth in the within Agreement for a period of three [3] years and four months commencing on April 1, 2003, the "Effective Date" and terminating on July 31, 2006, the "Scheduled Expiration Date".

5.       Best Efforts and sole Employment.

     That during the term of this Agreement, the Employee shall devote his entire time and energy, and give his best endeavors to the discharge of his duties hereunder, and he shall not, during the term hereof, enter into the services of, or be employed in any capacity, or for any purpose whatsoever, by any person, partnership, firm or corporation, other than the Employer, and that he will not, during the said period of time, be engaged in any business, enterprises or undertaking, other than his employment hereunder.

     [a] The Employee specifically acknowledges that he will receive no overtime or other additional compensation, at such time or times during the term hereof, as his duties hereunder may require additional work time beyond the so-called normal work day or days.

6.       Compensation.

     A. As compensation for his services as aforesaid, and as salary in connection with the duties to be performed by him, the Employer shall pay Employee bi-weekly based upon an annual salary of $225,000.00.

     B. As additional compensation for the performance of his duties hereunder from the Commencement Date through July 31, 2003, Employee shall receive a bonus of $10,000.00.

     C. As additional compensation for the performance of his duties hereunder from August 1, 2003 through July 31, 2004, the Employee shall receive a "Bonus" subject to terms and conditions as hereinafter set forth:

          1. Employee shall be paid $7,500.00 per $1,000,000.00 of "Pre Tax Earnings" ("PTE") realized by the Employer on an "Unconsolidated Basis". In the event PTE exceeds 10 million Employee shall be paid an additional $2,500.00 per $1,000,000.00 of PTE.

     Example 1 - PTE is $900,000.00. No Bonus is earned.

     Example 2 - PTE is 2.5  Million.  The Bonus under  this  provision  is 2 x
          $7,500.00 or $15,000.00.

     Example 3 - PTE is 11.5 million. The Bonus under this provision if 11 x $10,000.00 or $110,000.00.

     For purposes of this Paragraph "Sixth B", the terms "Revenue and Pre-Tax Earnings" shall have the respective meanings set forth below:

     (a) Revenue shall mean the Company's gross revenues derived from sales of products and services on an unconsolidated basis.
    (b) Pre-Tax Earnings shall mean the Company's net income from the sale of products and services on an unconsolidated basis prior to adjustment for federal, state and local income taxes. Pre Tax Earnings shall include invoiced sales excluding therefrom the total of those accounts receivable that are open and uncollected in excess of one hundred twenty [120] days, and/or are deemed not collectable by either the Chief Financial Officer of the Employer or its General Counsel.

     (c) An "unconsolidated basis" shall account for all income and expenses other than income expenses attributed to operations of Employer's wholly owned subsidiary Electrograph Systems, Inc.

     2. Employee shall receive a bonus of $10,000.00 in the event gross revenue from sales of Cisco "products" exceeds $30,000,000.00.

          Example 4 - The Company's gross sales from resale of Cisco products is $28,000,000.00. No bonus is earned.

          Example 5 - The Company's gross sales from resale of Cisco products is $34,000,000.00. A bonus of $10,000.00 is earned.

          Example 6 - The Company's gross sales from resale of Cisco products is $65,000,000.00. A bonus of $10,000.00 is earned.

     3. An additional bonus shall be based upon the sales revenue derived from sales of "Storage". For purpose hereof sales from "Storage" shall include revenue derived from sales categorized as sales of storage in accordance with the Company's current sales program with Hewlett Packard. In the event the revenue from sales of storage exceed $10,000,000.00 a bonus of $10,000.00 shall be earned.

     4. An Additional Bonus based on revenue derived from sales of "services", including services outsourced or provided by third parties, provided however that at least 50% of the target amounts of revenue from services must be derived from the sales of "Manchester Services". For purposes hereof "Manchester Services" shall mean services rendered by engineers and technicians employed by Employer.

          In the event sales of services do not exceed $8,750,000.00 no bonus shall be earned.

          In the event sales of services exceed $8,750,000.00, but do not exceed $9,750,000.00, a bonus of $10,000.00 will be earned.

          In the event sales of services exceed $9,750,000.00, but do not exceed $10,750,000.00, a bonus of $20,000,00 shall be earned.

          In the event sales of services exceed $10,750,000.00, a bonus of $30,000.00 shall be earned.

     5. A "minimum bonus" of $25,000.00 shall be guaranteed for the fiscal year commencing August 1, 2003 and ending July 31, 2004. In the event the aggregate sum of all other bonuses provided for herein does not meet or exceed $25,000.00 then the minimum bonus of $25,000.00 shall be earned which bonus shall be in place of and not in addition to, all other bonuses.

     6. For purposes of determining whether a bonus is earned in accordance herewith, each bonus shall be determined upon completed performance of Employee's duties from August 1, 2003 through July 31, 2004, based upon the income, revenue and/or sales during the fiscal year. Accordingly, the target of revenue, sales or PTE as the case may be shall be computed from August 1, 2003 through July 31, 2004. Determinations of revenue, sales or PTE as may be required hereunder shall be made by the Comptroller or Chief Financial Officer of the Company on an unconsolidated basis, within 45 days of the conclusion of the fiscal year ending July 31, 2004 and the payment of bonuses earned shall be paid within seven (7) days thereof.

     D. As additional compensation for the performance of his duties hereunder from August 1, 2004 through July 31, 2005 such additional compensation or bonuses as may be authorized and approved by the Employer's Board of Directors.

     E. As additional compensation for the performance of his duties hereunder from August 1, 2005 through July 31, 2006 such additional compensation or bonuses as may be authorized and approved by the Employer's Board of Directors.

     F. As additional compensation for the performance of his duties hereunder, the Employee shall be paid a "Car Allowance" of $650.00 per month.

     G. The Employer shall pay the Employee, all expenses actually incurred by him for the entertainment of customers, traveling expenses and other necessary expenses of the business. The Employee shall furnish to the Employer an itemized list of all expenses so incurred by him during that month, setting forth the dates, the purpose for which incurred, and the amounts thereof, together with such receipts showing such payments as the Employee has reasonably been able to obtain.

     H. As additional compensation for the performance of his duties hereunder, the Employee shall participate in the medical and health program presently maintained by Manchester and the Employer, to the same extent as other Employees of the Employer.

     I. As additional compensation for the performance of his duties hereunder, the Employee shall be entitled to 21 days of Paid Annual Leave as a participant in the "Paid Annual Leave" program presently maintained by the Employer which shall be inclusive of any vacation days.

     J. The Employee shall be entitled to participate in the "401K Profit Sharing Plan" presently maintained by Manchester, or a plan equivalent thereto, which participation shall be subject to the rules, regulations and requirements of ERISA and the Manchester 401K Profit Sharing Plan itself.

     K. All "Base Salary", "Bonuses", or other compensation of benefits of any nature, in cash or in kind, paid to the Employee hereunder, shall be subject to normal and usual withholding taxes and other deductions imposed by any one or more local, state, and federal governments.

     L. Upon completion of each year of employment Employer shall pay $15,000.00 per annum in deferred compensation, vesting three years after payment, subject to the terms and conditions of a separate "Deferred Compensation Agreement" to be agreed upon.

7.       Termination of Agreement.

     This Agreement may be canceled by either party hereto, upon prior notice in writing, certified mail, return receipt requested, given to the other party, without any reason whatsoever, and without giving any reason therefor.

     The Employee's term of employment shall commence on the Effective Date and shall continue until the earliest to occur of:

     a) The Scheduled Expiration Date, as per Paragraph "Fourth" (Term of Agreement).

     b) The death of the Employee.

     c) The Employee voluntarily terminates his employment with Employer without Good Reason, as hereinafter defined in Paragraph "Eighth g)".

     d) The total or partial disability of the Employee that renders him unable, after reasonable accommodation, to perform substantially the same duties that he performed for the Employer prior to incurring such disability for a period of no less than ninety (90) days which need not be consecutive, in any period of fifty-two (52) consecutive weeks.

     e) Discharge of the Employee by the Board for "Cause"  which shall mean one
(1) or more of the following:

          (i) The commission in the course of the Employee's employment hereunder of any fraudulent act. "Fraudulent Act" to be defined as embezzlement, theft or other misappropriation of Company assets of any significant nature;

          (ii) The Employee's conviction of a felony, whether or not committed in the course of his employment by the Employer;

          (iii) The Employee's willful refusal to carry out reasonable and lawful instructions by the C.E.O. or the Board of Directors of the Employer; Provided, However, that the Employee may only be discharged pursuant to the within provision after he shall first have been given ten
     (10) days written notice setting forth the grounds for such discharge and, within such ten (10) day period, shall not have ceased or otherwise cured (to the reasonable satisfaction of the C.E.O. or the Board, as the case may be), the activity or activities or omissions constituting the grounds for such discharge;

          (iv) The third occurrence of a similar act or actions by the Employee, that caused the provisions of (iii) above and (vi) below to be twice implemented;

          (v) The Employee's willful disclosure of any trade secrets or other material confidential corporate information of the Employer and/or Manchester to persons not authorized to know same, unless such disclosure is required by any law or Court Order; and

          (vi) The material breach of any material representation, warranty, restriction, or other agreement of the Employee contained in the within Agreement, and/or any other agreement between Employee and Employer. Provided, However, that the Employee may only be discharged pursuant to the within provision after he shall first have been given ten (10) days written notice setting forth the grounds for such discharge and, within such ten
     (10) day period, shall not have ceased or otherwise cured the activity or activities or omissions constituting the grounds for such discharge.

     f) Discharge of the Employee by the Board without Cause. Provided, However, that Employee may not be discharged without Cause during the ten (10) day cure period provided for in paragraph 8(g) herein.

     g) The Employee terminates his employment with Employer for "Good Reason." As used herein, "Good Reason" shall mean the breach by Employer of any material representation, warranty, restriction, duty, term, or agreement contained in the within Agreement and/or in any other agreement between or among the Employee (on the one hand) and Employer (on the other hand). Provided, However, that the Employee may only voluntarily terminate his employment for Good Reason after giving Employer ten (10) days written notice setting forth the grounds for such termination and, within such ten (10) day period, Employer shall not have ceased or otherwise cured the activity or activities or omissions constituting the grounds for such termination;

 8. Effects of Termination

     A. In the event of the termination of the Employee's employment due to the discharge of the Employee by the Board without "Cause" (Paragraph "7 f"), or by the Employee for Good Reason (Paragraph 7 g) the Employee or representatives of the Employee as the case may be, shall be entitled solely to the following:

          (i) In the event such termination should occur before March 31, 2005, the Employee shall receive and be entitled to the following:

     a) "Base Salary" for a period of twelve (12) months from the date of termination (the "Severance Period"), as per Paragraph "6 A."herein, plus such other compensation, if any, to which the Employee is entitled, calculated to the date of termination (except as otherwise stated herein);

     b) Participation in the Employer's medical and hospital plan (Paragraph "6 E" herein) during the Severance Period; Provided, However, if the Employee's participation in any such plan is prohibited due to rules limiting the availability of such benefits to employees, then the Company shall provide equivalent benefits to the Employee;

     (ii) In the event such termination should occur subsequent to March 31, 2005, and prior to July 31, 2006, the Employee shall receive and be entitled to the following:

          a) "Base  Salary"  for a  period  of six (6)  months  from the date of termination, as per Paragraph "Sixth A."herein, or such lessor number of months' salary (or fraction thereof) as may remain prior to the Scheduled Expiration Date (the "Reduced Severance Period"), plus such other compensation, if any, to which the Employee is entitled, calculated to the date of termination (except as otherwise stated herein);

          b) Participation in the Employer's medical and hospital plan (Paragraph "6 E" herein) during the Reduced Severance Period; Provided, However, if the Employee's participation in any such plan is prohibited due to rules limiting the availability of such benefits to employees, then the Company shall provide equivalent benefits to the Employee;

     B. In the event of the termination of the Employee's employment due to the Employee voluntarily terminating his employment without Good Reason, the death of the Employee, or the discharge of the Employee for "Cause" (Paragraph "7 (b), (c), and (e)"), the Employee shall be entitled to the following:

          (i) The payment of "Base Salary" through and including the effective date of termination, plus such other compensation, if any, to which the Employee is entitled, pursuant to and subject to the conditions of Paragraph "6 A of the within Agreement, calculated to the date of termination (except as otherwise stated herein);

          (ii) Any Bonus Awards previously earned but not yet paid to the Employee.

     C. In the event of the termination of the Employee's employment due to the total or partial disability of the Employee (Paragraph "7 d)"), the Employee shall be entitled to the following:

     (i) The payment of "Base Salary" less any statutory disability payments for thirty (30) days from the date of termination, as per Paragraph "Sixth A"herein, plus such other compensation, if any, to which the Employee is entitled, pursuant to and subject to the conditions of Paragraph "6 A , calculated to the date of termination (except as otherwise stated herein);

     (ii) Participation in the Employer's medical and hospital plan (Paragraph "6 E." herein) for a period of thirty (30) days from the date of termination, Provided, However, if the Employee's participation in any such plan is prohibited due to rules limiting the availability of such benefits to employees, then the Company shall provide equivalent benefits to the Employee;

     (iii) The Bonus Awards described in Paragraph "6 B" previously earned but not yet paid to the Employee .

9.       Employee Restrictions.

     The Employee makes the following agreements as part and parcel of the consideration required of the Employee pursuant to the terms of the within Agreement, and in exchange for the consideration to be received by the Employee pursuant to the terms of the within Agreement.

     For definition purposes, EMPLOYER, as used in the within Paragraph, all parts, shall be deemed to refer to Manchester., Employer, and all other subsidiary Corporations of Manchester.

     [a] The Employee agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm, partnership or corporation, any information received by the Employee during the course of his employment, with regard to the personal, financial or any other business affairs of the Employer, and all such information of any nature shall be kept confidential, and shall not in any manner be revealed whatsoever.

     [b] The Employee further agrees that he will not divulge, publish or otherwise in any manner reveal, either directly or indirectly, or through another, to any person, firm or corporation, partnership or business entity, either during the term of his employment or thereafter, any knowledge or information whatsoever or any facts concerning any formulas, business methods, inventions, devices, accounting systems, financial software packages or systems, or other items of similar nature, used by the Employer during the term of this Agreement, which have been disclosed to the Employee by the reason of his employment, and the Employee shall retain all such knowledge and information which he shall acquire during his said employment respecting said items and the business of the Employer in trust and in a fiduciary capacity, for the sole benefit of the Employer.

     [c] The Employee further agrees that he will not, during his employment or after the end thereof, irrespective of the time, manner or cause of the termination of his said employment, directly or indirectly, disclose to any person, firm, partnership, corporation or other business entity, the name, address or business requirements of any customer of the Employer, whether same is a present customer of the Employer or a future customer acquired during the term of the within Agreement, and further, the Employee will not divulge any other information that he has, or will have acquired during his period of employment.

     [i] All persons, firms, corporations and partnerships, or other business entities, and each and every one thereof, for whom the Employer performs services, or engages in any transactions of whatsoever nature, in the course of the Employer's business, are and shall be deemed the customers of the Employer, during the employment of the Employee as well as after the termination of the employment of the Employee, notwithstanding that some or all of said business entities may have been induced to give their patronage and business to the Employer by the solicitation of the Employee. The Employee herein specifically acknowledges that the "Customers" of the Employer are proprietary to the Employer and are deemed the sole property of the Employer.

     [d] The Employee further agrees that upon the termination of his employment, irrespectful of the time, manner or cause of such termination, the Employee will surrender to the Employer all lists, books and records of any nature, or in connection with the Employer's customers and business, and all other property belonging to the Employer.

     [e] The Employee covenants and agrees with the Employer that during his employment with the Employer, and at all times after the date of termination of such employment, the Employee will not solicit any of the Employer's then-current employees to terminate their employment with the Employer, or to become employed by any firm, company, or other business enterprise with which the Employee may then be connected in any manner or nature.

     [f] The Employee further agrees that he will not divulge, publish or otherwise in any manner reveal, either directly or indirectly, or through another, to any person, firm or corporation, partnership or business entity, either during the term of his employment or thereafter, any knowledge or information whatsoever or any facts concerning any formulas, business methods, inventions, devices, accounting system, software packages or systems, or other items of similar nature, used by any third party and disclosed to Employee during the term of this Agreement which have been disclosed to the Employee in confidence by any third party with whom Employer has an agreement or understanding to maintain such information in confidence or by any third party pursuant to any agreement between Employer and the third party, pursuant to which the Company and its agents and employees are required not to disclose such information, and the Employee shall retain all such knowledge and information which he shall acquire during his said employment respecting said items and the business of the third party in trust and in a fiduciary capacity, for the sole benefit of the third party and Employer.

     [g] The Employee restrictions set forth in the prior sub-divisions of the within Paragraph, shall not apply as to matters pertaining to the Employer that are either public knowledge, or have been disclosed to the public by the Employer.

10.      Restrictive Covenants.

     The Employee makes the following agreements as part and parcel of the consideration required of the Employee pursuant to the terms of the within Agreement, and in exchange for the consideration to be received by the Employee pursuant to the terms of the within Agreement.

     For definition purposes, EMPLOYER, as used in the within Paragraph, all parts, shall be deemed to refer to Manchester. the Employer, and all other subsidiary Corporations of Manchester.

     [a] The Employee specifically acknowledges that the services to be rendered by him pursuant to this Agreement, are special, unique and of extraordinary character. The Employee therefore agrees that for a period of two [2] years from the date of termination of the employment of the Employee including the expiration of the within Agreement, the Employee will not, within the area and territory as hereinafter designated, directly or indirectly, own, manage, operate, join, control, consult for, be employed or participate in the management, operation or control of, or be connected in any manner whatsoever, with any business of the type and character of the business engaged in by the Employer at the time of such termination.

                         Territory and Area Restriction

         A 100 mile radius from any office or other business facility maintained by Manchester, or any other subsidiary Corporation of Manchester at the time of the termination of employment.

11.      Non-Assignment.

     The Employee herein agrees that he will not assign, transfer, convey, pledge or encumber in any manner, the within Contract or his right, title and interest therein, or his power to execute the same or any renewals thereof, or any monies or other consideration due, or to become due hereunder, without the specific consent in writing of the Employer; it being understood and agreed that the within Agreement is intended to secure the personal services of the Employee.

12.      Injunction.

     The Employee agrees that a violation on his part of any covenant, condition or provision of the within Agreement, will cause such damage to the Employer as will be irreparable and the exact amount of which will be impossible to ascertain and for that reason further agrees that the Employer shall be entitled, as a matter of right, to an injunction in any Court of competent jurisdiction, restraining any further violation of the said covenants and conditions and provisions of the within Agreement by the Employee. This right to injunctive relief shall be cumulative, and in addition to whatever other remedies the Employer may have, including actions for damages.

13.      Non-Binding effect of Contract.

     The Employee shall not, at any time, enter into any contract with any person, firm, corporation, or business entity, that shall purport to bind the Employer to any obligation which in the aggregate exceeds the sum of $250,000.00, without the express written authority from the Employer, and Employee shall indemnify and hold Employer harmless from any violation hereof. Nothing herein shall be construed to limit the Employer's right to be indemnified for any unauthorized act.

14.      Arbitration.

     Should any disagreement, dispute, claim or controversy arise as between the parties hereto, or between any party and the legal representatives of a deceased party, or between any part and any escrow agent hereunder, with respect to this Agreement or any of the provisions thereof, or as to the interpretation or effect thereof, or as to a breach claimed to have been committed, or as to any other matter, cause or thing whatsoever, relating to this Agreement, and should the same fail to be amicably adjusted by mutual agreement by the parties concerned therein, then the matter shall be submitted to and determined by, and before the American Arbitration Association in Columbia County, State of New York, in accordance with its prescribed rules, regulations and procedures, and its decision, findings or award in the matter shall be final and conclusive upon all parties concerned and may be entered as a judgment of the Supreme Court, Suffolk County, State of New York, or any other Court of Competent jurisdiction. The legal fees and expenses of the prevailing party in such arbitration, shall be paid by the non-prevailing party.

15.      Notices.

     For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing, shall be delivered personally and sent by United States mail, certified, return receipt requested, postage pre-paid, addressed as follows:


                  To the Employee:          Mr. Robert Sbarra
                                                     70 Shelley Drive
                                                     Bethpage, New York 11714

                  To the Employer:          Manchester Equipment Co., Inc.
                                                     160 Oser Avenue
                                                     Hauppauge, NY 11788

or to such other address, or the attention of such other person, as a recipient party has previously furnished to the other parties, in writing, in accordance with this Paragraph. Such notices or other communications shall be effective upon delivery, or, if earlier, three (3) days after they have been mailed pursuant to the Certified Mailing as herein above provided.

16.      Governing Law-Consent to Personal Jurisdiction.


     This Agreement shall be construed and governed in all respects by the applicable laws of the State of New York. The Employee hereby expressly consents to the personal jurisdiction of the State and Federal Courts located in the State of New York for any lawsuit filed there against him by the Employer arising from or relating to this Agreement; Provided, However, that such consent is conditioned upon the Employee receiving service of process in accordance with the rules of the Court in which such lawsuit is filed.

 17. Venue-Choice of Law.

         Should any disagreement, dispute, claim or controversy arise as between the parties hereto, or between any party and the legal representatives of a deceased party, with respect to this Agreement or any of the provisions thereof, or as to the interpretation or effect thereof, or as to a breach claimed to have been committed, or as to any other matter, cause or thing whatsoever, relating to this Agreement, and should the same fail to be amicably adjusted by mutual agreement by the parties concerned therein, then each party agrees that the matter in dispute shall be determined by an action brought in the Supreme Court of the State of New York, situated in Columbia County, State of New York, in accordance with its prescribed rules, regulations and procedures, and each party agrees to be bound by a determination thereof. The legal fees and expenses of the prevailing party in such action, shall be paid by the non-prevailing party.

18.      Advice of Counsel.

     The Employee acknowledges that he has consulted with Counsel and is fully aware of his rights and obligations pursuant to this Agreement.

19.      Waiver.

     Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. A waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

20.      Representations of Capacity

     A. Subject to the ratification and approval of its Board of Directors, Employer represents and warrants that its capacity to enter into this agreement and that neither the Company's Certificate of Incorporation, By-Laws, or any prior agreement between the Company and any other party prevents or restricts the Employer from entering into or performing this agreement.

     B. Employee represents and warrants that Employee has the capacity to enter into this agreement and that Employee has not entered into an agreement with any other party which prevents or restricts the Employee from entering into or performing this agreement 21. Severability.

     Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

22.      Entire Agreement.

     The foregoing contains the entire Agreement of the parties hereto, and no modification thereof shall be binding upon the parties unless the same is in writing, duly executed by the respective parties hereto.

 23. Survival.

     This Agreement shall bind, inure and benefit the parties hereto, and their respective legal representatives, executives, administrators, successors and assigns.

24. This Agreement shall only be effective upon the ratification and approval by the Employer's Board of Directors.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

In the Presence of:                            Manchester Technologies, Inc.




                                              By: ________________________
                                                     Barry R. Steinberg, CEO




                                                  ________________________
                                                     Robert Sbarra

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